Exhibit 99.1

April 13, 2017                                      FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
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RAYMOND JAMES REACHES JAY PEAK SETTLEMENT

ST. PETERSBURG, Fla. - Raymond James Financial, Inc. (NYSE: RJF) announced today that it has reached an agreement to settle all investor claims against the firm related to the previously disclosed Jay Peak EB-5 visa matter, subject to the court’s review and approval, and other customary conditions.

The $150 million settlement relates to an alleged fraudulent EB-5 investment program created in 2007 by third parties and offered directly to foreign investors. EB-5 is a U.S. government visa program through which foreign investors and their immediate families can obtain permanent residency green cards by making a capital investment in a U.S. business. Raymond James did not act as placement agent or in any other capacity for the program and none of the investors in the program purchased their investments through Raymond James. A Raymond James financial advisor for the brokerage accounts of the related investment partnerships is no longer employed by the firm.

Raymond James worked diligently with the SEC-appointed receiver to structure a settlement that would ensure investors in the program are fairly compensated- either by funding the costs to finish incomplete projects or by returning funds where the underlying construction project is no longer feasible.

“We believe this resolution is fair and representative of our commitment to redressing the victims’ losses in this case,” said EVP and General Counsel Jonathan Santelli.

The firm’s supervision program has undergone significant enhancements for a number of years now, including considerable investment in its anti-money laundering (AML) control infrastructure including a substantial increase in AML associates, hiring a new chief AML officer with extensive experience, expanded training for all associates, and the integration of Mantas, a state-of-the-art transaction monitoring solution, to better detect suspicious activity.

As of December 31, 2016, the company had accrued $50 million related to this matter. The settlement provides the firm with the right to share in proceeds of certain third party recoveries that may be obtained by or on behalf of the SEC-appointed receiver or the receivership entities.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has 7,100 financial advisors serving approximately 3 million client accounts in more than 2,900 locations throughout the United States, Canada and overseas. Total client assets are $637 billion. Public since 1983, the firm has been listed on the New York Stock Exchange since 1986 under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning anticipated results of litigation and regulatory developments. In addition, future or conditional verbs such as “may,” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions.  Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements.  We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available on www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.